Exhibit 99.1
2005 and 2006 Dispositions February 2, 2006

PORTOFINO 2500 Northside Drive San Diego, California 92108 Number of Units: 396 Sale Date: March 2005 Development

WESTCHESTER AT ROCKVILLE TOWNCENTER 501 Hungerford Drive Rockville, Maryland 20850 Number of Units: 221 Sale Date: January 2005 Development

WESTCHESTER AT KENTLANDS 23 Arch Place Gaithersburg, Maryland 20878 Number of Units: 307 Sale Date: August 2005 Development

WESTCHESTER AT STRATFORD FARM 500 Sunset View Terrace Leesburg, Virginia 20175 Number of Units: 300 Sale Date: September 2005 Development

ESPLANADE AT HERMANN MUSEUM CIRCLE One Hermann Museum Circle Houston, Texas 77004 Number of Units: 375 Sale Date: December 2005 Development

THE LOFTS AT 777 SIXTH AVENUE 777 Sixth Avenue San Diego, California 92101 Number of Units: 103 Sale Date: June 2005 Joint Venture Development

MUSEUM GARDENS 5353 Wilshire Boulevard Los Angeles, California 90036 Number of Units: 94 Sale Date: January 2006 Joint Venture Development

THE POINTE AT WARNER CENTER 6150 Canoga Avenue Woodland Hills, California 91367 Number of Units: 136 Sale Date: January 2006 Joint Venture Development

ESTATES AT TANGLEWOOD 5681 West 123rd Avenue Westminster, Colorado 80234 Number of Units: 504 Sale Date: March 2005 Joint Venture Development

STONEGATE 11815 Ridge Parkway Broomfield, Colorado 80021 Number of Units: 350 Sale Date: August 2005 Joint Venture Development

RESIDENCES AT MIRAMAR LAKES 2480 East Preserve Way Miramar, Florida 33025 Number of Units: 348 Sale Date: June 2005 Acquisition

OVERLOOK AT LAKEMONT 5305 Lakemont Boulevard Southeast Bellevue, Washington 98006 Number of Units: 400 Sale Date: January 2006 Acquisition

WALNUT RIDGE 3610 South Nogales Street West Covina, California 91792 Number of Units: 312 Sale Date: March 2005 Acquisition

BARRINGTON HILLS 655 Tennyson Road Hayward, California 94544 Number of Units:188 Sale Date: June 2005 Acquisition

Investor Relations Contact: H. Andrew Cantor (303) 708-5959 (800) 982-9293 acantor@archstonesmith.com In addition to historical information, this presentation contains forward-looking statements and information under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith and/or Ameriton Properties Inc. operates, management's beliefs and assumptions made by management. While Archstone-Smith and/or Ameriton Properties Inc. management believe the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this presentation. See "Risk Factors" in Archstone-Smith's 2004 Annual Report on Form 10-K for factors which could affect Archstone-Smith's future financial performance. All forward-looking statements in this presentation are made as of today, based upon information known to management as of the date hereof, and Archstone-Smith assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.